UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NUANCE COMMUNICATIONS, INC.

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To: All Nuance

From: The Office of MarkB

Send: April 12, following press release, 8:35 a.m. ET

Subject: Important Company Announcement: Nuance + Microsoft

Hi Team,

Over the last two and a half years, we have come together as One Nuance, united by our shared Purpose and Values to revolutionize conversational AI and deliver some of the world’s most powerful and life-changing outcomes for those we serve. Whether it’s providing real-time intelligence for call center agents, offering enhanced biometric security for banking customers, working with our EHR partners delivering ambient clinical intelligence to dramatically reduce administrative burden and burnout for physicians while improving patient satisfaction, injecting real-time intelligence into radiology workflows, improving the quality and efficiency of law enforcement reporting, or increasing customer satisfaction through intelligent engagement across every channel while saving organizations millions of dollars – just to name a few – what we are accomplishing is nothing shy of inspiring. I truly hope you are as proud as Beth, Dan, Diana, David, Joe, Mark, Pete, Rob, Robert, Wendy, and I are, as we have achieved so much together!

As you know, with the onset of the pandemic, we have seen a massive acceleration in the need for, and adoption of, our cloud-based solutions as health systems, telcos, financial services, retail, and government agencies implement their digital transformation strategies to increase productivity, enhance user experience, and provide access to the right information, at the right time. It is clear the industries we serve are at an inflection point, and they are trusting and relying on us to guide and support them into this new digital frontier. There has never been a greater need for our state-of-the-art solutions!

In order to continue to advance our mission of amplifying our customers’ ability to help others and accelerate our innovation even more, we are very pleased to share that today we announced we are combining our talents and resources with Microsoft and have entered into an agreement to be acquired.

As you know, we have been strategic partners with Microsoft for the last 18 months, and our close relationship has been critical in helping us to accelerate the development and deployment of our DAX solution, and deliver superior results to physicians worldwide. And, more recently, we’ve been utilizing Microsoft’s strategic global partnerships to advance our cloud-based solutions in our Enterprise business. The more we partnered and came together side-by-side to tackle some of our industries’ most pressing challenges, the more the opportunities we saw together to advance the state-of-the-art and make a positive difference for those we serve.

Our strong and fast success has made it very clear that, once again, collectively, our Intelligence Makes Us More, and the passion we have for positively changing how people work by making it easier for them to stay focused on what matters most, is one that Microsoft shares. In fact, it’s their mission to “Empower every person and organization on the planet to achieve more.” That is why the Executive Team, Board of Directors, and I, along with Satya Nadella, Microsoft’s CEO, their Executive Team, and Board of Directors all firmly believe that together, Nuance and Microsoft can positively change the world by empowering others with technology that helps them achieve even more.

With this strategic action, we will set both companies on a shared path of accelerated innovation and increased value. By combining the breadth, global scale, and infrastructure of Microsoft’s world-class Intelligent Cloud and Intelligent Edge platforms with our unparalleled industry expertise and deeply vertical solutions, we will further accelerate the development of our cutting-edge portfolio to deliver even faster and better outcomes for our customers. Notably:

In Healthcare, we will continue to solve for the industry’s most pressing challenges by applying the latest advancements in AI to transform global healthcare delivery for a more sustainable future. Working together, we will continue to advance the state-of-the-art in conversational AI and cloud technologies to create more personal, affordable, effective, and accessible care while improving the patient experience and the day-to-day life of frontline healthcare workers everywhere—and empowering our EHR and extended partner ecosystem to do the same.

In Enterprise, we will continue to fundamentally change the future of work through digital transformation, as nearly every industry is leveraging digital platforms with critical cloud infrastructure and security to conduct business. Microsoft’s resources and global scale will allow us to accelerate our cloud strategy both domestically and internationally, and our technology complements their intelligent engagement portfolio, as our IVR, virtual assistants, digital messaging, biometric solutions, and vertical expertise will help produce even better business outcomes for our customers.

Microsoft has made it very clear that they value our employees and the work we do, and that they want to preserve the growth and value that we bring as an organization. At the time of close, the Executive Team, and our respective organizations and teams, will become part of Microsoft’s Cloud and AI Group, and I will report directly to Scott Guthrie, who is the Executive Vice President of Cloud and AI.

We’ll have an All Hands today at 12:00 p.m. ET where Satya and I will talk about the incredible opportunities and future ahead of us. Later today, he and I will be speaking with investors, as well as some financial media, about our joint announcement and, in the hours and days ahead, we’ll be reaching out to our customers and partners to share this exciting news with them.

I know you have a lot of questions, and this FAQ hopefully addresses many of them. Please keep in mind that while today we signed the agreement with Microsoft, the transaction is intended to close by the end of this calendar year, and is subject to approval by our shareholders and the satisfaction of certain regulatory approvals and other customary closing conditions. Until then, Nuance and Microsoft remain separate companies, and so it is critical that we stay focused on conducting business as usual, meeting our deliverables, and going above and beyond for our customers. As always, we will continue to keep you updated on our progress in the weeks and months ahead.

This is an incredible opportunity for both Nuance and Microsoft, and I can tell you they are as excited as we are to work together to empower every person and every organization on the planet to achieve more. I know I speak for the entire Executive Team when I say we are very excited to continue leading our business forward on our future path!!

Please continue to stay safe, and I’ll talk to you all soon.

With care and love,

MarkB, Beth, Dan, Diana, David, Joe, Mark, Pete, Rob, Robert, and Wendy

Additional Information and Where to Find It

In connection with the transaction, Nuance Communications, Inc. (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investors.nuance.com) or by writing to Nuance Communications, Investor Relations, 1 Wayside Road, Burlington, Massachusetts, 01803.

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on December 17, 2020. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and Nuance, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Nuance’s business and the price of the common stock of Nuance, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Nuance and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Nuance’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Nuance or Microsoft and potential difficulties in Nuance employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Nuance’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against Nuance related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Nuance’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Nuance’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Nuance file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Nuance assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.